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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the following Registration Statements of our report dated February 25, 2003, with respect to the consolidated financial statements and schedules of GulfMark Offshore, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2002.

Form                                Description

S-3      Shelf registration and prospectus for $250,000,000 (No. 333-101893)

S-4 GulfMark Offshore, Inc. Offer to Exchange 8 3/4% Senior Notes, Due 2008 for all Outstanding 8 3/4% Senior Notes, Due 2008 (No. 333-59415)

S-8 Amended and Restated 1993 Non-Employee Director Stock Option Plan, the 1987 Stock Option Plan and the Non-Employee Director Stock Options (No. 333-33719)

S-8      GulfMark Offshore, Inc. Employee Stock Purchase Plan (No. 333-84110)

S-8      GulfMark Offshore, Inc. 1997 Incentive Equity Plan (No. 333-57294)


                                                  Ernst & Young LLP